UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2006
BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 St. Joseph Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (251) 431-7800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

BancTrust Financial Group, Inc. (the "Company") is filing this current report on Form 8-K to report the following changes to its compensation arrangements with its directors:

At meetings held on May 16, 2006 and May 18, 2006, the Boards of Directors of two of the Company's subsidiaries, BankTrust, in Mobile, Alabama, and BankTrust, in Santa Rosa Beach, Florida, approved changes to their fee structure for directors. Certain of the Company's directors serve as directors of these subsidiaries. The changes are as follows:

BankTrust (Florida)	Current Fee	New Fee

Board Meetings	$200	$400
Committee Meetings	$100	$200
Attendance by Phone	$ 0	50% of fee

BankTrust (Alabama)

Annual Retainer	$ 0	$2,000

Item 8.01.	Other Events.

On May 17, 2006, the Company issued a press release announcing that its subsidiary BankTrust, headquartered in Mobile, Alabama, hired five experienced local bankers, one of which will serve as president of BankTrust. A copy the press release is furnished herewith as Exhibit 99.1. On May 18, 2006, David E. Sutley, a banker with over 20 years experience in Mobile and Baldwin Counties in Alabama, joined BankTrust as Baldwin County president.

Item 9.01.	Exhibits.

(c) The following materials are included as Exhibits to this Current Report on Form 8-K:

99.1 Press Release issued on May 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.
DATE: May 19, 2006	By: /s/ F. Michael Johnson
F. Michael Johnson
Chief Financial Officer